EXHIBIT 10.28

                                 PROMISSORY NOTE

$5,600,000                                                     February 12, 1998

        FOR VALUE RECEIVED, the undersigned SORCE PROPERTIES LLC, a New Jersey limited liability company (the "BORROWER"), promises to pay to F&G MECHANICAL CORPORATION, a Delaware corporation (the "LENDER"), on February 12, 2001 the principal sum of FIVE MILLION SIX HUNDRED THOUSAND DOLLARS ($5,600,000) or such lesser aggregate unpaid principal amount of the loan made by the Lender to the Borrower hereunder, together with daily interest on the principal amount hereof from time to time unpaid at a rate of 6% per annum, which interest shall compound annually on each anniversary of the date hereof and shall be computed on the basis of a 365-day year.

1. DEFINITIONS. Certain capitalized terms are used in this Note with the specific meanings defined or referenced below in this Section 1:

        1.1. "BANKRUPTCY CODE" means Title 11 of the United States Code (or any successor statute) and the rules and regulations thereunder, all as from time to time in effect.

        1.2.  "BORROWER" is defined in the first paragraph of this Note.

        1.3. "COLLATERAL" means the shares of common stock of Comfort Systems USA, Inc., a Delaware corporation, pledged by the Pledgors to the Lender pursuant to the Pledge Agreement.

        1.4.  "EVENT OF DEFAULT" is defined in Section 4.1.

        1.5. "GUARANTEE" means any personal guarantee of the payment and performance of the Obligations issued by any Pledgor to the Lender pursuant to
Section 9.1 of the Pledge Agreement.

        1.6.  "LENDER" is defined in the first paragraph of this Note.

        1.7. "LOAN" means the aggregate principal amount of the loan made pursuant to this Note at any time outstanding.

        1.8. "OBLIGATIONS" means all present and future liabilities, obligations and indebtedness of the Borrower or any Pledgor owing to the Lender under or in connection with this Note, the Pledge Agreement or any Guarantee, including obligations in respect of principal, interest, fees, charges, indemnities and expenses from time to time owing under this Note, the Pledge Agreement or any Guarantee (whether accruing before or after a Bankruptcy Default).

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        1.9. "PLEDGE AGREEMENT" means the Pledge Agreement dated as of February
12, 1998, as amended and in effect from time to time, among the Pledgors and the Lender.

        1.10. "PLEDGOR" means each of Salvatore Fichera and Salvatore P.
Giardina.

2. PAYMENT. Prior to the stated or any accelerated maturity of the Loan, the Borrower will not be required to make any payment in respect of the principal of, or interest on or other Obligations in respect of, the Loan. On the stated or any accelerated maturity of the Loan, the Borrower will pay to the Lender an amount equal to the Loan then due, together with all accrued and unpaid interest thereon and all other Obligations in respect thereof then outstanding. Notwithstanding the first paragraph of this Note, any principal of and, to the extent not prohibited by applicable law, interest on or other Obligations in respect of the Loan which are not paid on the stated or any accelerated maturity of the Loan shall thereafter bear interest at a rate of 8% per annum. Upon all prepayments of the Loan, the Borrower shall pay to the Lender the principal amount to be prepaid together with unpaid interest in respect thereof accrued to the date of prepayment. Any payment under this Note shall be made to the Lender in lawful money of the United States of America on the date such payment is due at the offices of the Lender at 348 New County Road, Secaucus, New Jersey 07094, or at such other address as the Lender may specify in writing to the Borrower.

3. SECURITY. The payment and performance of the indebtedness evidenced by this
Note is secured by the Collateral and, upon the issuance of any Guarantee, will be guaranteed by such Guarantee.

4.  DEFAULTS.

        4.1. EVENTS OF DEFAULT. Each of the following events is referred to as an "EVENT OF DEFAULT":

               4.1.1. PAYMENT. The Borrower shall fail to make any payment in respect of principal of, or interest or any fee on or in respect of, any of the Obligations owed by it as the same shall become due and payable, whether at maturity or by acceleration or otherwise, and such failure shall continue for a period of 10 days after notice thereof by the Lender to the Borrower and the Pledgors.

               4.1.2. ENFORCEABILITY, ETC. This Note, the Pledge Agreement or any Guarantee shall cease for any reason (other than the scheduled termination thereof in accordance with its terms) to be enforceable in accordance with its terms or in full force and effect; or the Borrower or any Pledgor shall so assert in a judicial or similar proceeding; or the security interests created by the Pledge Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby.

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                4.1.3. BANKRUPTCY, ETC. The Borrower or any Pledgor shall:

               (a) commence a voluntary case under the Bankruptcy Code or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

               (b) (i) have filed against it a petition commencing an involuntary case under the Bankruptcy Code that shall not have been dismissed within 60 days after the date on which such petition is filed, or (ii) file an answer or other pleading within such 60-day period admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided, or (iii) have entered against it an order for relief in any involuntary case commenced under the Bankruptcy Code;

               (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

               (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving its liquidation or reorganization as a debtor or any modification or alteration of the rights of its creditors or (iii) assuming custody of, or appointing a receiver or other custodian for, all or a substantial portion of its property; or

               (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property.

        4.2. CERTAIN ACTIONS FOLLOWING AN EVENT OF DEFAULT. If any one or more Events of Default shall occur and be continuing, then, subject to Section 5, in each and every such case the Lender may:

               (a) by notice in writing to the Borrower declare all or any part of the unpaid balance of the Obligations then outstanding to be immediately due and payable; PROVIDED, HOWEVER, that if an Event of Default described in Section 5.1.5 shall have occurred, the unpaid balance of the Obligations shall automatically become immediately due and payable; and

               (b) proceed to realize upon any and all rights in the Collateral and to enforce any Guarantee of the Obligations in such manner as it may elect.

To the extent not prohibited by applicable law which cannot be waived, all of the Lender's under this Note, the Pledge Agreement and any Guarantee shall be cumulative.

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5. NON-RECOURSE OBLIGATION. Notwithstanding any provision of this Note to the contrary, (a) the Obligations shall be without recourse to the Borrower, (b) the Obligations shall be recourse only to the Collateral and, upon issuance of any Guarantee, the Pledgor issuing such Guarantee and the assets of such Pledgor and
(c) the Borrower shall be liable for payment of the Obligations only to the extent of any foreclosure, suit (including any suit for collection hereunder), proceeding or other action against the Collateral or, upon issuance of any Guarantee, the Pledgor issuing such Guarantee and the assets of such Pledgor.

6. CERTAIN WAIVERS. The Borrower waives to the extent not prohibited by applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor; (b) any requirement of diligence or promptness on the part of the Lender in the enforcement of its rights under this Note, the Pledge Agreement or any Guarantee; (c) all notices of every kind and description which may be required to be given by any statute or rule of law; (d) any valuation, stay, appraisement or redemption laws; and
(e) any defense of any kind (other than payment) which it may now or hereafter have with respect to its liability under this Note or with respect to the Obligations.

7. NOTICES. Any notice, demand or other communication in connection with this Note shall be deemed to be given if given in writing addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address or (b) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the United States mails, with first-class postage prepaid and registered or certified.

               If to the Borrower, to it at 348 New County Road, Secaucus, New Jersey 07094, to the attention of its President, with a copy to the Pledgors at F&G Mechanical Corporation, 348 New County Road, Secaucus, New Jersey 07094.

               If to the Lender, to it at 348 New County Road, Secaucus, New Jersey 07094, to the attention of its President, with a copy to Comfort Systems USA, Inc. at Three Riverway, Suite 200, Houston, Texas 77056, to the attention of its General Counsel.

8. EXPENSES. The Borrower shall bear all reasonable expenses of the holder hereof (including reasonable attorneys' fees and expenses) in connection with the collection of this Note.

9. COURSE OF DEALING; AMENDMENTS AND WAIVERS. No course of dealing between the Lender, on one hand, and the Borrower or any Pledgor, on the other hand, shall operate as a waiver of any of the Lender's rights under this Note or with respect to the Obligations. No delay or omission on the part of the Lender in exercising any right under this Note or with respect to the Obligations shall operate as a waiver of such right or any other right hereunder or with respect thereto. No waiver, consent or amendment with respect to this Note shall be binding unless it is in writing and signed by the Lender.

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10. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH
CANNOT BE WAIVED, THE BORROWER AND THE LENDER WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND OR ACTION ARISING OUT OF OR BASED UPON THIS NOTE, THE PLEDGE AGREEMENT OR ANY GUARANTEE OR THE SUBJECT MATTER HEREOF OR THEREOF OR ANY OBLIGATION OR IN ANY WAY CONNECTED WITH THE DEALINGS OF THE BORROWER OR THE LENDER IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT OR TORT OR OTHERWISE.

11. ASSIGNABILITY; GOVERNING LAW. This Note shall bind and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, including as such successors and assigns of the Lender any holder of this Note; PROVIDED, HOWEVER, that the obligations of the Borrower hereunder may not be assigned without the prior written consent of the holder hereof. This Note shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New Jersey.

        IN WITNESS WHEREOF, the undersigned Borrower has caused this Note to be executed and delivered as an instrument under seal by its duly authorized officer as of the date first above written.

                                            SORCE PROPERTIES LLC

                                            By  /S/ SALVATORE FICHERA
                                            Title: President

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